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                                  EXHIBIT 22

              SUBSIDIARIES OF UB&T FINANCIAL SERVICES CORPORATION

Name                                       Jurisdiction of Organization
----                                       ----------------------------

United Bank & Trust Company                           Georgia


                              Page 7 of 10 Pages
                            Exhibit Index on Page 6